UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 24, 2020

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange
Series A Junior Participating Preferred Stock Purchase Rights		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2020 Omnibus Stock and Incentive Plan
Chico’s FAS, Inc. (the “Company”) held its annual meeting of shareholders (the “2020 Annual Meeting”) on June 25, 2020. Four proposals were submitted to the Company’s shareholders, including a proposal to approve the Chico’s FAS, Inc. 2020 Omnibus Stock and Incentive Plan (the “2020 Omnibus Plan”). The 2020 Omnibus Plan was approved by the Company’s Board of Directors (the “Board”), subject to shareholder approval, on April 24, 2020, based on the recommendation of the Human Resources, Compensation and Benefits Committee (the “Committee”) of the Board.
The 2020 Omnibus Plan, which became effective upon shareholder approval at the 2020 Annual Meeting on June 25, 2020, replaces the Chico’s FAS, Inc. Amended and Restated 2012 Omnibus Stock and Incentive Plan (the “2012 Omnibus Plan”). No further awards will be granted under the 2012 Omnibus Plan after June 25, 2020, but outstanding awards granted under the 2012 Omnibus Plan remain outstanding in accordance with their terms.
The purpose of the 2020 Omnibus Plan is to attract, retain and motivate highly qualified employees and non-employee directors, provide appropriate and competitive incentives to achieve long-range goals, and align the interests of employees and non-employee directors with the Company’s other shareholders. Awards under the 2020 Omnibus Plan are intended to promote the long-term financial interest of the Company and its shareholders.
The 2020 Omnibus Plan authorizes the granting of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. Performance awards may be cash-based or stock-based and performance share units are one type of stock-based performance award. Employees of the Company and certain subsidiaries and non-employee members of the Board or the boards of directors of certain subsidiaries may be selected by the Committee or Board, as applicable, to receive awards under the 2020 Omnibus Plan. The 2020 Omnibus Plan generally will be administered by the Committee, except that awards made to non-employee directors will be approved by the Board. The Committee has the authority to select participants and grant awards on terms the Committee considers appropriate, subject to the provisions of the 2020 Omnibus Plan. The Committee also has the authority, among other things, to interpret the 2020 Omnibus Plan and awards granted under the plan, to prescribe, amend and rescind rules and regulations relating to the plan, to amend outstanding award agreements, and to make all other determinations for the administration of the plan and the awards. With respect to non-employee directors, the authority described above rests with the Board and not the Committee.
The Board or the Committee, in its discretion, may delegate to any of the Chief Executive Officer, Chief Financial Officer and Chief Human Resources Officer of the Company all or part of the Committee’s authority and duties with respect to awards to employees who are not executive officers.
Subject to the right of the Company’s Board to terminate the 2020 Omnibus Plan at any time, awards may be granted under the 2020 Omnibus Plan until June 24, 2030, after which date no further awards may be granted under the plan. Awards granted under the 2020 Omnibus Plan that are outstanding on June 24, 2030 will remain outstanding in accordance with their terms.
Subject to adjustment in the event of certain changes in the Company’s capital structure, the maximum number of shares of the Company’s common stock that may be issued under the 2020 Omnibus Plan is the sum of (i) 7,600,000 shares of common stock; (ii) 3,655,355, which is the number of shares of common stock that were available for future awards under the 2012 Omnibus Plan as of June 25, 2020; and (iii) any shares of common stock that are represented by awards granted under the 2012 Omnibus Plan and the Amended and Restated 2002 Omnibus Stock and Incentive Plan that are forfeited, expire, are settled in cash or are canceled without delivery of shares of common stock to participants on or after June 25, 2020. Shares of common stock that are represented by awards granted under the 2020 Omnibus Plan that are forfeited, expire, are settled in cash or are cancelled without delivery of shares of common stock will not count against this maximum.
The number of shares of common stock issued under the 2020 Omnibus Plan upon the exercise of incentive stock options will not exceed 7,600,000 shares of common stock. In addition, the aggregate value of cash compensation from the Company under the 2020 Omnibus Plan and outside of the 2020 Omnibus Plan and the grant date fair value of awards under the 2020 Omnibus Plan to any non-employee director for his or her service as a non-employee director during any fiscal year generally shall not, combined, exceed $750,000. The independent members of the Board may make exceptions to this limit for an executive or non-executive Chair of the Board or in other extraordinary circumstances for individual non-employee directors, provided that the Chair of the Board or the non-employee director, as applicable, receiving such additional compensation may not participate in the decision to award such compensation. These limits are subject to adjustment in the event of certain changes in the Company’s capital structure.
Subject to limited exceptions and accelerated vesting provisions, the 2020 Omnibus Plan provides that no portion of an award granted under the plan may vest prior to the first anniversary of the grant date. The 2020 Omnibus Plan permits the granting of dividends in connection with restricted stock awards and the granting of dividend equivalents in connection with restricted stock unit awards or performance awards, but such dividends and dividend equivalents will be accumulated and subject to vesting requirements and will only be paid to the extent the underlying award is earned under the plan. In addition, the 2020 Omnibus Plan prohibits the payment of dividends or dividend equivalents on stock option awards and stock appreciation right awards.
The Company has a formal incentive compensation clawback policy that applies to awards granted to Section 16 officers under the 2020 Omnibus Plan and authorizes the Committee to recoup incentive compensation from Section 16 officers in the event of a material financial restatement, regardless of fault. In addition, the 2020 Omnibus Plan subjects all awards granted under the plan to any additional clawback that may be required pursuant to applicable law or regulation or pursuant to any applicable stock exchange listing standard.
The foregoing description of the 2020 Omnibus Plan is only a summary and is qualified in its entirety by reference to the more detailed description of the 2020 Omnibus Plan contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 8, 2020 and to the full text of the 2020 Omnibus Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Amended and Restated Cash Bonus Incentive Plan
On June 24, 2020, the Committee approved the Chico’s FAS, Inc. Cash Bonus Incentive Plan (the “Amended and Restated Bonus Plan”), which amends and restates the Chico’s FAS, Inc. Cash Bonus Incentive Plan, as amended in 2015. The provisions of the Amended and Restated Bonus Plan apply to bonuses under the plan beginning with performance during the Company’s 2020 fiscal year, and the Amended and Restated Bonus Plan will remain in effect until terminated by the Board or the Committee.
The purpose of the Amended and Restated Bonus Plan is to attract, retain and motivate associates and to advance the interests of the Company and its shareholders by providing incentives in the form of bonus awards to certain associates of the Company and certain subsidiaries. Associates eligible to be selected as participants in the Amended and Restated Bonus Plan (“Participants”) are the employees of the Company and certain subsidiaries and the executive Chair of the Board, whether he or she is serving in an employee or other capacity.
The Amended and Restated Bonus Plan is an annual bonus plan. Awards are generally payable in cash, provided that the Committee may choose to pay awards in shares of the Company’s common stock under the 2020 Omnibus Plan or any successor stock plan, to the extent permitted under the 2020 Omnibus Plan or any successor stock plan.
The Amended and Restated Bonus Plan generally will be administered by the Committee, which has the authority to select Participants and grant awards on terms the Committee considers appropriate, subject to the provisions of the Amended and Restated Bonus Plan, and to establish the performance period, performance goals and performance metrics applicable to such awards, as well as the formulas and weightings for the performance goals. The Committee also has the authority, among other things, to interpret the Amended and Restated Bonus Plan, to establish, amend and rescind rules and regulations relating to the Amended and Restated Bonus Plan, and to make all other determinations for the administration of the Amended and Restated Bonus Plan.
     The Committee, in its discretion, may delegate to any employee of the Company or certain subsidiaries, including but not limited to the Chief Executive Officer of the Company, the authority to take actions on its behalf under the Amended and Restated Bonus Plan other than with respect to awards granted to executive officers.
Each fiscal year, for each Participant (or category of Participants), the Committee will determine a target bonus amount, based on a percentage of the Participant’s eligible compensation, to be payable to the Participant if the performance goal is achieved at the target level. The Committee may also establish a minimum threshold level of performance achievement and a maximum level of performance achievement and may also designate a separate level of performance that must be met for any award to be payable regardless of the level of performance achievement of any other designated performance goals. The maximum dollar value payable under the Amended and Restated Bonus Plan to any one Participant during any one-fiscal-year period is $5 million.

Awards will be conditioned on the attainment of one or more performance goals based upon performance metrics selected by the Committee, which may include, without limitation, one or more of the performance metrics set forth in the Amended and Restated Bonus Plan. Following the performance period, the Committee will determine whether such performance goals were attained and will determine the amount of any bonus payments to be made pursuant to such awards. The Committee has the discretion to decrease, but not increase, the amount of any bonus payment pursuant to an award and the discretion to pay a portion of the award prior to the end of the performance period or to shorten the performance period, provided that the Committee determines that any applicable performance requirements have been met.
In addition to the performance requirements, a Participant generally must be employed by or be providing services to the Company or a subsidiary on the payment date to receive a bonus payment. The Amended and Restated Bonus Plan provides for exceptions to this requirement for certain terminations, including terminations due to death or disability and termination by the Company without cause.
The Company’s formal incentive compensation clawback policy applies to awards granted to Section 16 officers under the Amended and Restated Bonus Plan and authorizes the Committee to recoup incentive compensation from Section 16 officers in the event of a material financial restatement, regardless of fault. In addition, the Amended and Restated Bonus Plan subjects all awards granted under the plan to any additional clawback that may be required pursuant to applicable law or regulation or pursuant to any applicable stock exchange listing standard.
The foregoing description of the Amended and Restated Bonus Plan is only a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Bonus Plan, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 5.07 Submission of Matters to a Vote of Security Holders.
As noted above, at the 2020 Annual Meeting, four proposals were submitted to the Company’s shareholders, including the proposal to approve the 2020 Omnibus Plan. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 8, 2020. At the 2020 Annual Meeting, the Company’s shareholders (i) elected nine directors to serve until the Company’s 2021 Annual Meeting of Shareholders, (ii) approved an advisory resolution approving the compensation of the Company's named executive officers, (iii) approved the 2020 Omnibus Plan, and (iv) ratified the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending January 30, 2021 (fiscal 2020). A quorum of the Company’s common shares was present for the 2020 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.
Proposal 1 – Election of Directors:

	For	Against	Abstain	Broker Non-Votes
Directors:
David F. Walker	77,836,126	11,495,277	274,596	16,943,042
Bonnie R. Brooks	77,975,817	11,537,633	92,549	16,943,042
Janice L. Fields	74,348,897	14,935,567	321,535	16,943,042
Deborah L. Kerr	77,796,615	11,520,673	288,711	16,943,042
Molly Langenstein	87,769,460	1,734,862	101,677	16,943,042
John J. Mahoney	73,372,479	15,951,843	281,677	16,943,042
Kim Roy	65,187,449	24,133,233	285,317	16,943,042
William S. Simon	74,435,911	14,887,536	282,552	16,943,042
Stephen E. Watson	77,864,156	11,420,400	321,443	16,943,042

Proposal 2 – Advisory Resolution to Approve the Compensation of the Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
64,327,415	24,460,590	817,994	16,943,042

Proposal 3 – Approval of the Chico's FAS, Inc. 2020 Omnibus Stock and Incentive Plan:

For	Against	Abstain	Broker Non-Votes
85,682,694	3,351,173	572,132	16,943,042

Proposal 4 – Proposal to Ratify the Appointment of Ernst & Young, LLP as Independent Certified Public Accountants:

For	Against	Abstain	Broker Non-Votes
103,863,273	2,597,287	88,481	—
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits:

Exhibit 10.1	Chico’s FAS, Inc. 2020 Omnibus Stock and Incentive Plan, effective June 25, 2020
Exhibit 10.2	Chico’s FAS, Inc. Cash Bonus Incentive Plan, as amended and restated June 24, 2020
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: June 29, 2020	By:
/s/ David M. Oliver
David M. Oliver, Interim Chief Financial Officer and Senior Vice President, Controller

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Chico's FAS, Inc. 2020 Omnibus Stock and Incentive Plan
Exhibit 10.2	Chico’s FAS, Inc. Cash Bonus Incentive Plan, as amended and restated June 24, 2020
Exhibit 104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

Amendment Flag	false
Entity Central Index Key	0000897429
CHS